[LETTERHEAD OF SILVERMAN, COLLURA, CHERNIS & BALZANO, P.C.]



                                                              July 23, 1998


Clariti Telecommunications International, Ltd.
1341 North Delaware Avenue
Philadelphia, PA  19125

      Re:  Registration Statement on Form S-2

Gentlemen:

     We have acted as counsel to Clariti Telecommunications International, Ltd. (the "Company"), a Delaware corporation, pursuant to Amendment No. 2 to a Registration Statement on Form S-2, as filed with the Securities and Exchange Commission on July 23, 1998 (the "Registration Statement"), covering 3,378,102 shares of the Company's Common Stock, $.001 par value, and 250,000 shares of Common Stock underlying Common Stock Purchase Warrants (the "Securities").

     In acting as counsel for the Company and arriving at the opinions as expressed below, we have examined and relied upon originals or copies, certi-fied or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

     In connection with our examination we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified or photostated copies.

     Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that:

           1. The Company has authority to issue the Securities in the manner and under the terms set forth in the Registration Statement.

           2. The Securities have been duly authorized and when issued, delivered and paid for in accordance with their respective terms, will be validly issued, fully paid and non-assessable.

     We express no opinion with respect to the laws other than those of the State of New York and Federal Laws of the United States of America, and we assume no responsibility as to the applicability thereto, the effect thereon, of the laws of any other jurisdiction.




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     We hereby consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement and its use as part of the Registration Statement.




                          Very truly yours,

                          SILVERMAN, COLLURA, CHERNIS & BALZANO, P.C.